EXHIBIT 10.1

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                                                     May 27, 2004


Anna Protopapas
Vice President, Corporate Development
Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, Massachusetts  02139

Re: Early Distribution of Program Target and Compound Assets

Dear Anna:

Reference is made to the Collaboration and License Agreement by and between Aventis Pharmaceuticals Inc. ("Aventis") and Millennium Pharmaceuticals, Inc. ("Millennium") dated June 22, 2000, as amended (the "Collaboration Agreement"). Capitalized terms used in this Letter Agreement and not specifically defined herein shall have the meanings ascribed to them in the Collaboration Agreement.

The purpose of this Letter Agreement is to reflect the agreement of the Parties that, effective as of April 1, 2004 (the "Early Distribution Date"), certain Program Targets [**] will no longer be prosecuted as part of the collaboration governed by the Collaboration Agreement. Accordingly, the Parties have agreed to allocate the Parties' rights to use those targets [**] according to the terms set forth in this Letter Agreement. The Parties therefore agree as follows:

  (1) Effective as of the Early Distribution Date, the Program Targets known as [**] (collectively, the "Millennium SPRT Targets") shall become Millennium Single Party Research Targets in accordance with the terms of this Letter Agreement.

  (2) Effective as of the Early Distribution Date, the Program Targets known as [**] (collectively, the "Aventis SPRT Targets") shall become Aventis Single Party Research Targets in accordance with the terms of this Letter Agreement.

  (3) Except as provided in Section 4 of this Letter Agreement, (a) Millennium will have the same rights and obligations with regard to the Millennium SPRT Targets and the Small Molecules related to those targets as if the Millennium SPRT Targets were [**] Exempt Targets distributed to Millennium upon expiration of the Research Program through the process described in Section 2.7.5(c)(ii) of the Collaboration Agreement; and (b) Aventis will have the same rights and obligations with regard to the Aventis SPRT Targets [**] as if the Aventis SPRT Targets were [**] Exempt Targets distributed to Aventis upon expiration of the Research Program through the selection process described in Section 2.7.5(c)(ii) of the Collaboration Agreement.

  (4) Notwithstanding anything to the contrary in the Collaboration Agreement, (a) after the [**] specified in Section 2.7.5(c)(ii) of the Collaboration Agreement, each Party shall have a worldwide, non-exclusive, non-royalty-bearing-license to use SPRT Compounds (as that term is defined in Section 2.7.5(c)(ii) of the Collaboration Agreement) distributed to the other Party under this Letter Agreement, for internal research purposes only; and (b) the [**] set forth in Section 8.3.3 of the Collaboration Agreement shall not apply with respect to the Commercialization of any Single-Party Target Product arising out of a Millennium SPRT Target or an Aventis SPRT Target. For clarity, this Letter Agreement [**] of Section 8.3.3 of the Collaboration Agreement with respect to those Program Targets specifically identified in paragraphs (1) and (2) above.

  (5) Notwithstanding anything to the contrary in the Collaboration Agreement or in the Letter Agreement dated July 27, 2001 between Millennium and Aventis (the "Roll-Up Letter"), (a) Millennium will be the sole owner of the patent [**] embodied therein as of the Early Distribution Date, and (b) the Parties agree that, after giving effect to clause (a) of this sentence, (1) Millennium is [**] existing as of the Early Distribution Date covered by Section 9.1.2 of the Collaboration Agreement that relate to the Millennium SPRT Targets, and (2) Aventis is [**] as of the Early Distribution Date covered by Section 9.1.2 of the Collaboration Agreement that relate to the Aventis SPRT Targets. Aventis agrees to cooperate reasonably with Millennium to effect the intention of this Paragraph 5, including, but not limited to, executing all necessary assignment documents. After the [**] specified in Section 2.7.5(c)(ii) of the Collaboration Agreement, Aventis shall have a worldwide, non-exclusive, non-royalty bearing license to use the subject matter of [**] as of the Early Distribution Date for internal research purposes. For clarity, and without limiting the effect of [**] specified in Section 2.7.5(c)(ii) of the Collaboration Agreement, the parties agree that, notwithstanding anything to the contrary in the Collaboration Agreement or the Roll-Up Letter, the inventing party will own any inventions conceived or reduced to practice by that party through the use of the Millennium SPRT Targets or the Aventis SPRT Targets after the Early Distribution Date.

  (6) Effective as of the Early Distribution Date, (a) the additional rights granted Aventis relating to Program Compounds directed to [**] under clause (ii) of Paragraph 3 of the Roll-Up Letter will no longer apply; and (b) for clarity, the Parties agree that Paragraphs 13 and 14 of the Roll-Up Letter [**] after the Early Distribution Date relating to a Millennium SPRT Target or an Aventis SPRT Target [**].

  (7) For clarity, and subject to the one year exclusivity period regarding SPRT Compounds specified in Section 2.7.5(c)(ii) of the Collaboration Agreement, each Party retains the right at any time to use any Program Target distributed under this Letter Agreement [**].

  (8) For clarity, this Letter Agreement provides the final disposition of the Program Targets [**] described herein and such research assets shall not be further subject to Section 2.7.5 of the Collaboration Agreement.

  (9) Except as expressly stated in this Letter Agreement, the Collaboration Agreement and the Roll-Up Letter remain unchanged and in full force and effect.

If the foregoing is in conformity with your understanding of our agreement regarding these matters, please sign both copies of this Letter Agreement and return one fully-executed copy of this Letter Agreement to my attention.

                                            Very truly yours,

                                            /s/Varavani Dwarki
                                            Varavani Dwarki, Ph.D.
                                            Senior Director, Technology
                                            Licensing & Affiliates

Accepted and agreed to:

Millennium Pharmaceuticals, Inc.


By:               /s/ Anna Protopapas
Printed Name:         Anna Protopapas